Exhibit 99.1

Mid-Wisconsin Financial Services, Inc. Reports Third Quarter Results

November 12, 2010
Medford, Wisconsin

Mid-Wisconsin Financial Services, Inc. (OTCBB: MWFS.OB), the holding company of Mid-Wisconsin Bank headquartered in Medford, WI, reported net income to common shareholders of $2,000 or $0.00 per common share, for the quarter ended September 30, 2010 compared to a net loss of ($833,000), or ($0.51) per common share, for the quarter ended September 30, 2009. This resulted in net income of $22,000, or $0.01 per common share, for the first nine months of 2010, compared to a net loss of ($1,878,000), or ($1.14) per common share, for the first nine months of 2009.

Our financial performance through September 30, 2010 has shown marked improvement over the same period a year ago. Earnings would have been stronger if not for the additional loan loss provisions of $555,000 taken during the first half of the year which were required to further enhance our loan loss reserve. At September 30, 2010 our reserve equaled 2.55% of total loans compared to 2.35% at September 30, 2009 and substantially higher than the .97% reported at December 31, 2005.

The elevated level of loan loss provisions and collection expenses incurred over the past four years is largely attributable to significant losses incurred with one commercial loan made in 2005. In September, a Marathon County jury found Dean Smith and Carrie Koskey, principals of Smith Brothers Ford in Mosinee, WI, liable of intentionally misrepresenting the financial condition of their business and for conspiracy with the intent to deceive and induce Mid-Wisconsin Bank to extend credit to them. The jury awarded Mid-Wisconsin Bank a judgment of $4,041,957. This decision is subject to appeal; therefore, it is unclear at this time if or when we will ever receive payment under this judgment. We continue to pursue other avenues of collection including filing claims with various insurance companies.

Over the past two years we have experienced a higher than normal level of foreclosures and costs associated with holding real estate obtained through our collection process. We are pleased to report that over the past five quarters we have experienced positive trends in these two expense categories. Our quarterly provision for loan losses peaked at $2,856,000 during the fourth quarter of 2009 and reached a low of $900,000 in the third quarter of 2010. Provision expenses were $2,150,000 for the comparable quarter in 2009. Collection expenses related to Foreclosures/OREO expense have declined from a high of $886,000 during the second quarter of 2009 to $17,000 in the third quarter of 2010 and $279,000 for the comparable 2009 period.

In general, the credit quality of the loan portfolio has shown signs of stabilization despite the weak economic conditions that have persisted in the markets served by the Bank. Over the past five quarters non-accrual loans (loans not accruing interest) peaked at $14,327,000 at September 30, 2009 and have since trended down to $13,260,000 at September 30, 2010. "We expect to see continued reductions in the level of non-accrual loans during the fourth quarter 2010 and throughout 2011," stated James F. Warsaw, President and CEO.

Net charge-offs for the third quarter 2010 were $479,000, which dropped significantly from the net charge-offs of $1,473,000 as reported in the second quarter of 2010 and the $1,330,000 reported during the same period in 2009.

Loans of $344,197 at September 30, 2010, decreased $14,419,000 from December 31, 2009. Contributing to the decline was $2,439,000 of net charge-offs year-to-date, $2,900,000 in loan pay-offs during the second quarter of 2010, and continued weak loan demand throughout all of our markets. These conditions are expected to continue through 2010. Competition among local and regional banks for creditworthy borrowers and core deposit customers remains high. We are committed to supporting our local markets by making available various government loan programs to creditworthy borrowers as opportunities arise.

Total deposits were $393,230,000 at September 30, 2010 or $4,570,000 below the December 31, 2009 level; however, our premier money market product continues to attract new core deposits, which has replaced $9,721,000 of brokered certificates of deposit and other more expensive funding sources.

Stockholders' equity at September 30, 2010 was $44,245,000 compared to $43,184,000 at December 31, 2009, an increase of $1,061,000. The single largest factor increasing capital was an increase in the fair value of our investment portfolio (Other Comprehensive Income) of $924,000. The Board remains committed to maintaining adequate capital levels at the Bank and the Holding Company and has made the decision to suspend cash dividends to common stockholders for the remainder of 2010. As a result, the Holding Company's Tier 1 Capital Leverage ratio has improved to 9.9% and the Bank's to 8.8% at September 30, 2010. In addition, the Bank's Total Risk-Based Capital ratio increased to 13.6% compared to the regulatory guideline of 12.0%.

Net interest income of $4,021,000 for the three months ended September 30, 2010 decreased by 2.9% from the prior quarter and 2.2% from the same quarter in 2009. Our net interest margin, on a fully tax equivalent basis, for the quarter ended September 30, 2010 decreased to 3.38% compared to 3.48% for the same quarter of 2009. During the third quarter we experienced a larger drop in our net interest margin due to higher levels of lower yielding investments as we experienced excess liquidity. On September 30, 2010 overnight investments were $33,658,000 compared to $9,064,000 at December 31, 2009. This increased liquidity is the result of increasing levels of core deposits and weak loan demand in our local markets. We recognize that this additional liquidity has put temporary downward pressure on our net interest income; however, this liquidity will enable us to reduce the level of more expensive brokered certificates of deposit and wholesale funding sources over the next nine months as those instruments mature.

Non-interest income during the three months ended September 30, 2010 was $1,467,000 up $247,000 from the second quarter of 2010 and up $447,000 from the same period of 2009. The increase represents increased levels of mortgage revenue generated from the sale of residential mortgages into the secondary market. Eliminating the gains on sale of investment securities from all periods, non-interest income would have been $1,137,000, $1,052,000, and $1,020,000, respectively.

The cost containment initiatives implemented during the first quarter of 2009 have been sustained throughout 2010 as evidenced by the overall 7.4% decline in non-interest expenses year-to-date and the moderate increase of .3% during the third quarter 2010. Non-interest expenses for the third quarter of 2010 were $3,993,000 up only $12,000 from the third quarter of 2009. Salaries have and will remain frozen for the remainder of 2010. Any increase in personnel expense will be attributable to the addition of income producing staff.

Earlier reference was made to the challenges and pressures financial institutions face today with the changes that have been made in the regulatory environment. The Bank has entered into a formal written agreement with the Federal Deposit Insurance Corporation (the "FDIC") and the Wisconsin Department of Financial Institutions (the "DFI") to take certain actions and operate in compliance with the agreement's provisions during its term. The agreement is based on the results of an annual examination of the Bank performed earlier in the year by the FDIC and DFI as of December 31, 2009.

Under the terms of this agreement, the Bank is required to: (i) maintain ratios of Tier 1 capital to each of total assets and total risk-weighted assets of at least 8.5% and 12.0%, respectively; (ii) refrain from declaring or paying any dividend without the written consent of the FDIC and DFI; and (iii) refrain from increasing its total assets by more than 5.0% during any three-month period without first submitting a growth plan to the FDIC and DFI. Additionally, the Bank is required to develop and maintain a number of its policies and procedures to improve the performance of the loan portfolio, update its strategic plan and submit its budget for 2011 and 2012. The agreement will be attached as an exhibit to the company's 10-Q report which will be filed with the Securities Exchange Commission at the close of business on November 12, 2010. As of the date of this letter, the Bank believes it has satisfied a majority of the conditions of this agreement and has taken action to resolve all other requirements referenced in the agreement.

Mid-Wisconsin Financial Services, Inc., headquartered in Medford, Wisconsin, is the holding company of Mid-Wisconsin Bank which operates fourteen retail banking locations throughout central and northern Wisconsin serving markets in Clark, Eau Claire, Lincoln, Marathon, Oneida, Price, Taylor and Vilas counties. In addition to traditional loan and deposit products, the Bank offers trust, brokerage and private client services through its Wealth Management Services Group.

This press release contains forward-looking statements or comments that are provided to assist in the understanding of anticipated future financial performance. These forward-looking statements are not guarantees of future performance, nor should they be relied upon as representing management's view as of any subsequent date. If the risks or uncertainties ever materialize or the assumptions prove incorrect, our results may differ materially from those presented, either expressed or implied, in this filing. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Forward-looking statements may be identified by, among other things, expressions of beliefs or expectations that certain events may occur or are anticipated, and projections or statements of expectations. Such forward-looking statements include, without limitation, statements regarding expected financial and operating activities and results that are preceded by, followed by, or that include words such as "may," "expects," "anticipates," "estimates," or "believes." Such statements are subject to important factors that could cause Mid-Wisconsin's actual results to differ materially from those anticipated by the forward-looking statements. These factors include (i) Mid-Wisconsin's exposure to the volatile commercial and residential real estate markets, which could result in increased charge-offs and increases in the allowance for loan losses to compensate for potential losses in its real estate portfolios or further write-downs of other real estate values, (ii) adverse changes in the financial performance and/or condition of Mid-Wisconsin's borrowers, which could impact repayment of such borrowers' outstanding loans,
(iii) Mid-Wisconsin's ability to maintain required levels of capital, (iv) fluctuation in Mid-Wisconsin's stock price, (v) other risks and assumptions described in Mid-Wisconsin's Annual Report on Form 10-K for the year ended December 31, 2009 under the headings "Forward-Looking Statements" and "Risk Factors" which factors are incorporated herein by reference, and (vi) such other factors as may be described in other Mid-Wisconsin filings with the Securities and Exchange Commission ("SEC"), which factors are incorporated herein by reference. Forward-looking estimates and statements involve significant risks and uncertainties and actual results may differ materially from those presented, either expressed or implied, in this filing. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect only Mid-Wisconsin's belief as of the date of this press release. Mid-Wisconsin specifically disclaims any obligation to update factors or to publicly announce the result of revisions to any of the forward-looking statements or comments included herein to reflect future events or developments except as required by federal securities law.

Mid-Wisconsin Financial Services, Inc.
Consolidated Statements of Income
                                                                  Three Months Ended                           Nine Months Ended
 (dollars in thousands,                      September 30,   September 30,   Percent   September 30,   September 30,   Percent
 except per share data)                           2010            2009       Change         2010            2009       Change
Interest Income
  Loans, including fees                         $5,296          $5,589         -5%        $16,075         $17,229         -7%
  Securities
     Taxable                                       768             929        -17%          2,601           2,584          1%
     Tax-exempt                                     88             118        -25%            277             373        -26%
  Other                                             44              29         52%             91             123        -26%
Total interest income                            6,196           6,665         -7%         19,044          20,309         -6%
Interest Expense
  Deposits                                       1,580           1,843        -14%          4,973           5,997        -17%
  Short-term borrowings                             29              37        -22%             68              94        -28%
  Long-term borrowings                             412             520        -21%          1,257           1,492        -16%
  Subordinated debentures                          154             154          0%            461             461          0%
Total interest expense                           2,175           2,554        -15%          6,759           8,044        -16%
Net interest income                              4,021           4,111         -2%         12,285          12,265          0%
Provision for loan losses                          900           2,150        -58%          3,255           5,650        -42%
Net interest income after
provision for loan losses                        3,121           1,961         59%          9,030           6,615         37%
Noninterest Income
  Service fees                                     283             321        -12%            887             923         -4%
  Wealth management                                346             313         11%          1,016             917         11%
  Mortgage banking                                 250             165         52%            548             455         20%
  Gain on sale of investments                      330               0        100%            498             449         11%
  Other operating income                           258             221         17%            725             676          7%
Total noninterest income                         1,467           1,020         44%          3,674           3,420          7%
Other-than-temporary impairment
losses, net
  Total other-than-temporary impairment
  losses                                           426             316         35%            426             374         14%
  Amount in other comprehensive income,
  before taxes                                      14              27        -48%             14              73        -81%
  Total impairment                                 412             289         43%            412             301         37%
Noninterest Expense
  Salaries and employee benefits                 2,164           2,214         -2%          6,375           6,384          0%
  Occupancy                                        449             465         -3%          1,379           1,429         -3%
  Data processing                                  165             157          5%            493             485          2%
  Foreclosure/OREO expense                          17             279        -94%            141           1,242        -89%
  Legal and professional fees                      147             234        -37%            528             680        -22%
  FDIC expense                                     232             181         28%            697             791        -12%
  Other                                            819             451         82%          2,107           1,651         28%
Total noninterest expense                        3,993           3,981          0%         11,720          12,662         -7%
Income (loss) before income taxes                  183          (1,289)       114%            572          (2,928)       120%
Income tax expense (benefit)                        21            (614)       103%             69          (1,437)       105%
Net income (loss)                                 $162           ($675)       124%           $503         ($1,491)       134%
Preferred stock dividends, discount and
premium                                           (160)           (158)         1%           (481)           (387)        24%
Net income (loss) available to common equity        $2           ($833)       100%            $22         ($1,878)       101%

Mid-Wisconsin Financial Services, Inc.
Financial Data
                                                         Three Months Ended                     Nine Months Ended
                                             September 30, 2010   September 30, 2009   September 30, 2010   September 30, 2009
PER SHARE DATA
Earnings (loss) per common share:
    Basic and diluted                                $0.00               ($0.51)               $0.01              ($1.14)
Cash dividends per share                              0.00                 0.00                 0.00                0.11
Book value per common share                         $20.65               $21.05               $20.65              $21.05
Weighted average common shares outstanding:
Basic                                                1,650                1,646                1,649               1,645
Diluted                                              1,650                1,646                1,649               1,645
Dividend payout ratio(1)                              0.00                 0.00                  0.0%               -9.6%
Stock Price Information:
   High Bid                                          $9.50               $12.50               $11.00              $16.25
   Low Bid                                            7.85                 8.30                 6.00                7.55
  Bid price at quarter end                            7.85                 8.30                 7.85                8.30

KEY RATIOS
Return on average assets                              0.00%               -0.66%                0.01%              -0.51%
Return on average equity                              0.02%               -7.38%                0.07%              -5.73%
Average equity to average assets                      8.75%                8.98%                9.18%               8.82%
Net interest margin (FTE) (2)                         3.38%                3.48%                3.48%               3.52%
Net charge-offs to average loans                      0.14%                0.37%                0.68%               0.49%
Allowance for loan loss to period-end loans           2.55%                2.35%                2.55%               2.35%

(1) Ratio is based upon basic earnings per common share
(2) The yield on tax-exempt loans and investments is computed on a tax-equivalent basis using a Federal tax rate of 34% and excluding disallowed interest expense.

Mid-Wisconsin Financial Services, Inc.
Consolidated Balance Sheets
                                                                As of          As of
                                                           September 30,   December 31,   Percent
(dollars in thousands, except per share data - unaudited)       2010           2009       Change
Assets
Cash and due from banks                                        $8,959         $9,824         -9%
Interest-bearing deposits in other financial institutions         113             13         NM
Federal funds sold                                             33,658          9,064        271%
Investment securities available for sale, at fair value        81,514        103,477        -21%
Loans held for sale                                             5,745          5,452          5%
Loans                                                         344,197        358,616         -4%
Less:  Allowance for loan losses                               (8,773)        (7,957)        10%
Loans, net                                                    335,424        350,659         -4%
Accrued interest receivable                                     2,071          1,940          7%
Premises and equipment, net                                     8,013          8,294         -3%
Other investments, at cost                                      2,616          2,616          0%
Other assets                                                   25,611         14,121         81%
Total assets                                                 $503,724       $505,460          0%

Liabilities and Stockholders' Equity
Noninterest-bearing deposits                                  $53,506        $55,218         -3%
Interest-bearing deposits                                     339,724        342,582         -1%
  Total deposits                                              393,230        397,800         -1%
Short-term borrowings                                          10,030          7,983         26%
Long-term borrowings                                           42,561         42,561          0%
Subordinated debentures                                        10,310         10,310          0%
Accrued interest payable                                        1,098          1,287        -15%
Accrued expenses and other liabilities                          2,250          2,335         -4%
Total liabilities                                             459,479        462,276         -1%
Total stockholders' equity                                     44,245         43,184          2%
Total liabilities and stockholders' equity                   $503,724       $505,460          0%

Nonaccrual loans                                              $13,260        $13,924         -5%
Other real estate                                              $3,699         $1,808        105%
Net charge-offs                                                $2,439         $5,091        -52%

Mid-Wisconsin Financial Services, Inc.
Interest Margin Analysis
                                                Three Months Ended                      Nine Month Ended
                                     September 30, 2010   September 30, 2009   September 30, 2010   September 30, 2009
EARNING ASSETS
  Loans (FTE)                                5.97%               6.11%                6.03%                 6.33%
  Investment securities:
    Taxable                                  3.69%               4.39%                3.90%                 4.57%
    Tax-exempt (FTE)                         5.43%               6.11%                5.52%                 6.22%
    Other interest earning-assets            0.51%               0.63%                0.55%                 0.76%
  Total earning assets                       5.18%               5.60%                5.37%                 5.79%

INTEREST-BEARING LIABILITIES
  Interest-bearing demand                    0.62%               0.62%                0.62%                 0.65%
  Savings deposits                           1.08%               1.20%                1.05%                 1.38%
  Time deposits                              2.47%               3.02%                2.62%                 3.28%
Short-term borrowings                        0.90%               0.97%                0.90%                 1.07%
Long-term borrowings                         3.84%               4.18%                3.95%                 4.14%
Subordinated debentures                      5.98%               5.98%                5.98%                 5.98%
Total interest-bearing liabilities           2.12%               2.52%                2.22%                 2.69%

Net Interest rate spread (FTE)               3.06%               3.08%                3.15%                 3.10%
Net interest rate margin (FTE)               3.38%               3.48%                3.48%                 3.52%

Average Balance Sheet (in thousands)
Loans                                    $352,928            $363,620             $357,265              $364,613
Deposits                                  393,290             376,476              394,688               379,947
Assets                                    506,711             498,733              478,578               474,064
Stockholders' equity                       44,340              44,767               43,920                43,850